November 8, 2002 Weichert Enterprises, LLC 1625 State Route 10 Morris Plains, New Jersey 07950 DL Holdings I, LLC c/o Reservoir Capital l650 Madison Avenue New York, New York 10022

Re:	Eos International, Inc./Weichert Enterprises, LLC/ DL Holdings I, LLC —————————————————————

        Reference is made to (i) the Warrant (the “Weichert Warrant”) to purchase common stock of Eos International, Inc. (“Eos”), dated as of December 14, 2001, as amended, issued by Eos to Weichert Enterprises, LLC (“Weichert”), and (ii) the Warrant (the “DL Warrant,” and together with the Weichert Warrant, the “Warrants”) to purchase common stock of Eos dated as of December 14, 2001, as amended, issued by Eos to DL Holdings I LLC (“DL Holdings”).

        Section 5.2, Issuance of Common Stock or Common Stock Equivalents Below Exercise Price or the Fair Market Value, of each of the Warrants is hereby supplemented, but not replaced, by adding the following subsection to the end of the section:

    (d)        Notwithstanding the foregoing, no adjustment shall be made to the Exercise Price or the Warrant Share Number upon any of the following events, and none of the following events shall constitute a New Issuance:

          (i)        the grant or issuance by the Company of options to purchase Common Stock to Peter Lund, solely in connection with the Letter Agreement between the Company and Peter Lund, dated July 24, 2000, as amended through the date hereof, regarding his employment by the Company (the “Lund Options”), any subsequent adjustments to the Lund Options, the exercise of the Lund Options, or any portion thereof, or the issuance by the Company of Common Stock issuable upon the exercise of the Lund Options, or any portion thereof;

          (ii)        the grant or issuance by the Company of options to purchase an aggregate of 3,600,000 shares of Common Stock to certain members of management of Regal Greetings and Gifts, Inc. (collectively, the “Regal Management Options”), any subsequent adjustments to the Regal Management Options, the exercise of the Regal Management Options, or any portion thereof, or the issuance by the Company of Common Stock issuable upon the exercise of the Regal Management Options, or any portion thereof.

        By countersigning this letter where indicated below and returning it to Eos, each of Weichert and DL Holdings agrees to, and accepts, the terms of this letter.

        Please indicate your confirmation of the foregoing by signing where indicated below and promptly returning this letter to Eos.

Sincerely EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Name: Peter A. Lund Title: Chairman

AGREED UPON AND ACCEPTED BY:

WEICHERT ENTERPRISES, LLC By: GERALD C. CROTTY —————————————— Name: Gerald C. Crotty Title: President

DL HOLDINGS I, LLC By: DANIEL STERN —————————————— Name: Daniel Stern Title: Managing Member